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                                                                   EXHIBIT 10.21

                               AMENDMENT AGREEMENT

ENTERED INTO AS OF THE DAY OF JULY 19TH, 2002 (hereinafter referred to as the "The Amendment Agreement"),


BETWEEN: MAYOR'S JEWELERS, INC. a corporation duly incorporated according to the laws of Delaware, having its head office at 14051, Northwest 14th Street, Sunrise, Florida, herein represented by its Chief Executive Officer, Joe Cicio (hereinafter referred to as the "Company"),

AND:              MARC WEINSTEIN
                  (hereinafter referred to as the "Executive"),

         WHEREAS the Company is engaged in the business of operating a chain of retail stores specializing in jewelry, timepieces, china, crystal and giftware (the "Business");

         WHEREAS the Executive declares possessing certain expertise in the fields of operating a retail chain;

         WHEREAS the Executive has been working for the Company since July 22, 1996 as its [Senior Vice-President and] Chief Operating Officer according to an EMPLOYMENT AGREEMENT (the "Agreement") dated October 26, 2001;

         WHEREAS the Company is contemplating entering into a transaction under which Henry Birks & Sons Inc or its nominee would invest US$15.0 million in the Company (herein referred to as the Transaction);

         WHEREAS the Company has agreed and the Executive has accepted to amend the term of the Agreement conditional upon Birks and the Company closing the Transaction;

         WHEREAS the Company has agreed and the Executive has accepted to enter into an Amendment Agreement on the same terms and conditions contained in the Agreement save and except as herein detailed;

         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1. The parties acknowledge that the foregoing recitals are true in substance and in fact;

15. The Agreement shall be amended as herein described conditional upon closing of the Transaction;

16. Should the Transaction be consummated, the Agreement shall be amended upon the date of closing of the Transaction;

17. Section 1.01 EMPLOYMENT AND DUTIES of the Agreement is hereby amended as follows: the sentence reading:

                  "Such title and duties may be changed in a manner deemed appropriate from time to time by the CEO or the Board of Directors so long as such title and duties are consistent with



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                  Executive's employment level and qualifications; provided, however, this sentence shall not be operative after an Early Trigger or Change of Control as defined in Section 3.01"

is deleted and replaced by the following:

                  "Such title and duties may be changed in a manner deemed appropriate from time to time by the CEO or the Board of Directors so long as the Executive continues to be a member of the top level of management of the Company, with a title and responsibilities of those of a senior executive officer, and reports directly and solely to the CEO".

18. Section 3.01(g) "GOOD REASON" of the Agreement is hereby amended as follows: the sentence under clause (i) reading:

                           "the Company changes the Executive's status, title or
position as an officer of the Company and such change represents a material reduction in such status, titles or position conferred hereunder , and/or"

         is deleted and replaced by the following:

                           "the Executive ceases (x) to be a member of the top
level of management of the Company, (y) to have a title or responsibilities of those of a senior executive officer, or (z) to report directly and solely to the CEO."

19.      At the end of Section 3.01 (g) the following sentence shall be added:

                           "A requirement by the CEO or the Board of Directors
of the Company that the Executive provide information to, or cooperate with, personnel of any entity that is or becomes a controlling stockholder of the Company shall not constitute Good Reason, unless such requirement has the effect of requiring the Executive to report to someone other then the CEO of the Company."

20. In Section 3. 04 TERMINATION, NON-RENEWAL OR RESIGNATION IN CONNECTION WITH A CHANGE OF CONTROL, paragraph (c), clause (y) reading:

                  "Good Reason shall include a change in the Executive's status, title or position as an officer of the Company and such change represents a material redution in such status, title or position as in effect immediately prior to a change in control."

         shall be deleted.

8. STAY BONUS: The Executive will be entitled to receive a stay bonus in a form of a one time gross lump sum equal to $115,000 conditional upon the Executive remaining an active employee of the Company up and until December 31st, 2002. This stay bonus will be payable on [January 2, 2003]. Should the Company terminate the Executive's employment before December 31st, 2002 or should the Executive resign with Good Reason



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         before December 31st, 2002, the said stay bonus would then become due upon the date of such termination or resignation. This stay bonus shall replace and not be in addition of any other amount that would have been paid upon closing of any sale of the Company or other stay bonus that the Company may have awarded for the fiscal year ending February 2003.

9. Following consummation of the Transaction, it is contemplated that the Executive will be appointed [Senior Vice President and] Chief Administrative Officer of the Company and the Executive will report directly to the person then designated CEO of the Company. Following consummation of the Transaction, the Executives duties and responsibilities will remain substantially the same as they were immediately prior to consummation of the Transaction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MAYOR'S JEWELER'S, INC.

Per:
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Signed at: /s/ JOSEPH CICIO
         ---------------------------

this 19th day of July, 2002



Acknowledged and accepted:
MARC WEINSTEIN


/s/ MARC WEINSTEIN
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